U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A
                                (Rule 14a-101)
                               ----------------

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934


      Filed by the Registrant [X]

      Filed by a Party other than the Registrant [ ]

      Check the appropriate box:

      [X]   Preliminary Proxy Statement   [ ]  Confidential, For Use of the
                                               Commission Only
                                         (as Permitted by Rule 14a-6(e) (2))
      [ ]   Definitive Proxy Statement

      [ ]   Definitive Additional Materials

      [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          WATERMARC FOOD MANAGEMENT CO.
                (Name of Registrant as Specified in Its Charter)


   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Payment of Filing Fee (Check the appropriate box):

      [X]  No fee required

      [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
           0-11.

      (1) Title of each class of securities to which transaction applies:
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      (2) Aggregate number of securities to which transaction applies:
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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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      (4) Proposed maximum aggregate value of transaction:
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      (5) Total fee paid:
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        Fee paid previously with preliminary materials.

        Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:
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      (2)   Form, Schedule or Registration Statement No.:
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      (3)   Filing Party:
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      (4)   Date Filed:
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                        WATERMARC FOOD MANAGEMENT CO.
                       11111 WILCREST GREEN, SUITE 350
                              HOUSTON, TX 77042
                                (713) 783-0500
                       -------------------------------

                               PROXY STATEMENT

                                   for the

                        ANNUAL MEETING OF SHAREHOLDERS

                         to be held December 18, 1998
                       -------------------------------

                                 THE MEETING

MEETING DATE, TIME AND PLACE

      A Proxy in the accompanying form is being solicited by the Board of Directors of Watermarc Food Management Co. (the "Company") for use at the Company's Annual Meeting of Shareholders (the "Meeting") to be held at Billy Blues Bar & Grill, 6025 Richmond, Houston, Texas 77057, at 3:00 P.M., local time, on December 18, 1998, and at any adjournment or postponement thereof. The Company will bear the cost of such solicitation. Proxies together with copies of this Proxy Statement, are being mailed to shareholders of the Company on or about November 23, 1998.

MATTERS TO BE VOTED ON AND RECORD DATE

      This Proxy Statement is being furnished to holders of record of the common stock, $.05 par value, of the Company (the "Common Stock") as of October 29, 1998 (the "Record Date") in connection with the Meeting the purposes of which are to:

1. To consider and vote upon a proposal to amend the Company's Restated Articles of Incorporation to (a) effect a reverse stock split on a one for ten basis of the outstanding Common Stock of the Company and (b) to reduce the par value of the Company's Common Stock from $.05 to $.01 per share, effective upon the close of business on the day a Certificate of Amendment is filed with the Secretary of the State of Texas.

2. To elect a board of six directors to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified.

3. To ratify the appointment of Mann Frankfort Stein & Lipp, P.C. as independent public accountants to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending June 27, 1999.

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4.    To transact such other business as may properly come before the Meeting or any adjournments thereof.


VOTING AND REVOCABILITY OF PROXY

      Execution and return of the enclosed Proxy will not in any way affect a shareholder's right to attend the Meeting and to vote in person, and any shareholder giving a Proxy has the power to revoke it at any time before it is voted by filing with the Secretary of the Company a written revocation or duly executed Proxy bearing a later date or by voting in person by ballot at the Meeting. A Proxy, when executed and not revoked, will be voted in accordance with the instructions thereon. In the absence of specific instructions, Proxies will be voted by the individuals named in the Proxy (i) "FOR" an amendment to the Company's Restated Articles of Incorporation to (a) effect a reverse stock split on a one for ten basis of the outstanding Common Stock of the Company and
(b) to reduce the par value of the Company's Common Stock from $.05 to $.01 per share effective upon the close of business on the day a Certificate of Amendment is filed with the Secretary of the State of Texas; (ii) "FOR" the election as director of those six nominees named in this Proxy Statement; (iii) "FOR" the appointment of Mann Frankfort Stein & Lipp, P.C. as the Company's independent public accountants to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending June 27, 1999; and (iv) in accordance with their best judgment and discretion on all other matters that may properly come before the Meeting or which are incidental to the conduct of the Meeting.

MANAGEMENT RECOMMENDATION

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" EACH OF THE MATTERS SET FORTH ABOVE TO BE VOTED ON AT THE MEETING.

SHARES ENTITLED TO VOTE AND QUORUM

      On the Record Date, the Company had 24,563,564 shares of Common Stock issued and outstanding and entitled to notice of and to vote at the Meeting. The presence, in person or by Proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote as of the Record Date is necessary to constitute a quorum at the Meeting. All shares represented in person or proxy at the Meeting, whether voting "FOR", "AGAINST", "ABSTAIN" or to "WITHHOLD AUTHORITY" with respect to any matter will be counted for purposes of determining a quorum. Each holder of Common Stock will be entitled to one vote per share held on each matter to be voted on at the Meeting. Neither the Articles of Incorporation nor the Bylaws of the Company, as amended, provide for cumulative voting rights.

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VOTES REQUIRED

      The affirmative vote of a majority of the outstanding shares of Common Stock is required with respect to PROPOSAL ONE. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at the Meeting at which a quorum is present is required for the approval of PROPOSAL TWO, PROPOSAL THREE, and all other matters presented at the Meeting.

DISSENTERS' RIGHTS OF APPRAISAL

      Under Texas law, the proposals to be voted on at the Meeting do not require the Company to provide dissenting shareholders with a right of appraisal.

COSTS AND SOLICITATION OF PROXIES

      The solicitation is made by the Company. The costs of soliciting proxies will be borne by the Company. The Company has decided not to retain a proxy solicitation firm at this time, but may elect to do so prior to the Meeting. If the Company retains a proxy solicitation firm, the Company will pay any standard fees charged by such firm and its reasonable out of pocket expenses. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees without additional compensation, personally or by telephone, telegram or facsimile. Total solicitation costs, which will be paid by the Company, are not expected to exceed $5,000 - $10,000 in the aggregate.

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
PROXY STATEMENT INFORMATION

      Certain information with respect to the proposed amendment to the Restated Articles of Incorporation to effect a reverse stock split on a one for ten basis of the outstanding Common Stock of the Company is provided below under PROPOSAL ONE - AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION TO EFFECT A ONE FOR TEN REVERSE STOCK SPLIT OF THE COMPANY'S OUTSTANDING COMMON STOCK AND TO REDUCE THE PAR VALUE OF THE COMMON STOCK. Information with respect to the Company including, Directors and Executive Officers of the Company, Executive Compensation, and Certain Relationships and Related Transactions is provided under PROPOSAL TWO - ELECTION OF DIRECTORS. Additional information with respect to the Company is included in the Company's Annual Report on Form 10-K for its fiscal year ended June 28, 1998, filed with the Commission (the "Annual Report on Form 10-K"), which is being provided to shareholders of the Company with this Proxy Statement. Information with respect to the Company's current accountant is provided under PROPOSAL THREE - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 1999.

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        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of September 11, 1998, by
(i) each person who is known by the Company to beneficially own 5% or more of the Common Stock, (ii) each director and named executive officer of the Company, and (iii) all officers and directors of the Company as a group. Unless otherwise noted, the persons and entities named below have sole voting and investment power with respect to such shares.

                                                       SHARES BENEFICIALLY OWNED
                                                       -------------------------
NAME OF BENEFICIAL OWNER                                   NUMBER       PERCENT
------------------------                               ------------    ---------
Ghulam Bombaywala(1)                                     23,458,889      67.3%
Michael S. Chadwick(2)(6)                                   155,444         *
Nico B. Letschert(3)(6)                                      82,054         *
Philip M. Mount(4)(6)                                        65,222         *
Sarosh J. Collector(5)(6)                                    29,000         *
Darrin Straughan (7)                                        100,000         *
GTI Partners, LLC (8)                                     9,500,000      27.8%

All officers and directors as a group (6 persons)        23,890,609      69.0%

* Indicates ownership of less than or equal to one percent of the outstanding Common Stock of the Company.

(1) Mr. Bombaywala's address is 11111 Wilcrest Green, Suite 350, Houston, Texas 77042. Includes warrants to purchase 222,222 shares of Common Stock issued in connection with the Company's 12% Subordinated Notes. Includes warrants to purchase 50,000 shares of Common Stock issued in connection with the Company's 11% Convertible Subordinated Notes. Includes warrants to purchase 10,000,000 shares of Common Stock if the Company's Independent shareholders are requested to and approve the issuance of such warrants to Mr. Bombaywala at an annual or special meeting. However, at this time the Board of Directors has decided to defer the issuance of such warrants for an indefinite period of time. Mr. Bombaywala holds the voting rights to 9,500,000 shares represented by the warrants issued or issuable to GTI Partners, LLC. Mr. Bombaywala disclaims beneficial ownership to the shares issuable to GTI and such shares are not included as shares beneficially owned by Mr. Bombaywala in the table above. (See "Certain Relationships and Related Transactions.")

(2) Mr. Chadwick's address is 3100 Chase Tower, Houston, Texas 77002. Includes warrants to purchase 135,444 shares of Common Stock issued in connection with the Company's 12% Subordinated Notes. (See "Certain Relationships and Related Transactions.")

(3) Includes warrants to purchase 45,000 shares of Common Stock originally issued to Noble Investment Co. under the terms of the 1993 Regulation S offering and subsequently assigned to Mr. Letschert. Includes 21,000 shares of Common Stock issuable to Mr. Letschert upon the conversion of $105,000 in 9% Debenture principal, at a conversion ratio of one share of Common Stock for each $5.00 in principal converted. Mr. Letschert may acquire the 9% Debentures in the principal amount of $105,000 upon the exercise of warrants originally granted to Noble as placement agent for the Company's offering of 9% Debentures and subsequently assigned to Mr. Letschert. Mr. Letschert's address is 1801 Clint Moore Road, Suite 100, Boca Raton, Florida 33487.

(4) Mr. Mount's address is 1600 Smith, Suite 3700, Houston, Texas 77002. Includes warrants to purchase 45,222 shares of Common Stock issued in connection with the Company's 12% Subordinated Notes.

(5) Mr. Collector's address is 3000 Richmond Avenue, Suite 270, Houston, Texas 77002.

(6) Includes options to purchase 20,000 shares of Common Stock granted under the Company's Stock Compensation Plan.

(7) Mr. Straughan's address is 11111 Katy Frwy., Suite 700, Houston, Texas 77079. Includes options to purchase 100,000 shares of the Company's Common Stock, which options are exercisable as to 33,000 shares after April 2, 1999, as to an additional 33,000 shares after April 2, 2000, and as to the remaining 34,000 shares after April 2, 2001. (See "Certain Relationships and Related Transactions.")

(8) All beneficial ownership is derived from warrants, 8,500,000 of which is contingent and 1,000,000 of which is not. (See "Certain Relationships and Related Transactions.")


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
CHANGES IN CONTROL

      On May 15, 1997, Mr. Bombaywala and the Company entered into a Conversion and Offset Agreement whereby the parties agreed to convert $3,750,000 of debt owed by the Company to Mr. Bombaywala into the right to receive 7,500,000 shares of the Company's Common Stock at a later date when the Company had a sufficient number of authorized shares for issuance. In exchange for this right, Mr. Bombaywala forgave the debt. The Company also agreed with Mr. Bombaywala to offset $819,202 in additional notes payable to, against notes receivable from, Mr. Bombaywala.

      On January 23, 1998, the Company's shareholders voted to increase the Company's authorized shares of Common Stock to 100,000,000. On February 12, 1998 the Company's Restated Articles of Incorporation were amended to increase the authorized shares of Common Stock to 100,000,000. On March 27, 1998, Mr. Bombaywala was issued 7,500,000 shares of the Company's Common Stock pursuant to the Conversion and Offset Agreement.

      Prior to the March 27, 1998, issuance of the 7,500,000 shares to Mr. Bombaywala, he owned approximately 46.8% of the Company's Common Stock. No single shareholder held a majority of the shares of the Company's Common Stock prior to Mr. Bombaywala's acquisition of these shares. As of the Record Date, Mr. Bombaywala owns 13,458,889 shares, which includes warrants to acquire 272,222 shares of the Company's Common Stock, or approximately 53.7% of the Company's outstanding shares of Common Stock.

      The Company's Restated Articles of Incorporation provide that the affirmative vote of a majority of the shares of the Company's Common Stock is required for any action to be taken by the shareholders of the Company. Mr. Bombaywala, as majority shareholder, has control over any action to be taken by the shareholders.

                                  PROPOSAL ONE
           AMENDMENT TO RESTATED ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT, TO REDUCE THE NUMBER OF SHARES OF AUTHORIZED COMMON
              STOCK AND TO REDUCE THE PAR VALUE OF THE COMMON STOCK

GENERAL

      On May 1, 1998, the Board of Directors unanimously adopted a resolution approving a proposal to amend the Restated Articles of Incorporation of the Company to effect a reverse stock split on a one for ten basis of the outstanding Common Stock of the Company (the "Reverse Stock Split") and to reduce the number of shares of Common Stock which the Company may issue, effective upon the close of business on the day a Certificate of Amendment is filed with the Secretary of the State of Texas (the "Effective Date") (the "Amendment"). On October 1, 1998, the Board of Directors unanimously adopted a resolution approving a proposal to amend the Restated Articles of Incorporation of the Company to reduce the par value of the Company's Common Stock from $.05 to $.01 per share, effective upon the close of business on the day a Certificate of Amendment is filed with the Secretary of the State of Texas. The text of the Amendment is set forth in Appendix A and is incorporated herein by reference, however, such text is subject to change to the extent required by the Texas Secretary of State. Upon filing of the Certificate of Amendment with the Texas Secretary of State, the Reverse Stock Split will be effective, the par value of the Common Stock will be reduced to $.01, and each certificate representing shares of Common Stock outstanding immediately prior to the Reverse Stock Split ("Old Shares") will be deemed automatically, and without any action on the part of the shareholders, to represent one-tenth the number of shares of Common Stock, $.01 par value per share, after the Reverse Stock Split ("New Shares"); PROVIDED, HOWEVER, that no fractional New Shares will be issued as a result of the Reverse Stock Split. In lieu thereof, any fractional shares shall be rounded up to the next whole number. After the Reverse Stock Split becomes effective, shareholders may surrender certificates representing Old Shares. Upon such surrender, a certificate representing the New Shares will be issued and forwarded to the shareholders, however, each certificate representing Old Shares will continue to be valid and represent New Shares equal to one-tenth the number of Old Shares until surrendered. The Common Stock issued pursuant to the Reverse Stock Split will be fully paid and nonassessable.

      In addition, the Company is presently authorized to issue up to 105,000,000 shares of capital stock, of which 100,000,000 shares are Common Stock, and 5,000,000 shares are Preferred Stock. The Amendment will reduce the number of shares of capital stock authorized by the Restated Articles of Incorporation to 15,000,000 shares, of which 10,000,000 shares will be Common Stock, and 5,000,000 shares will be Preferred Stock. The voting and other rights that presently characterize the Old Shares of Common Stock will not be altered by the Amendment.

      Pursuant to the TBCA, the Company's shareholders are not entitled to dissenters' rights of appraisal with respect to the Amendment.

PRINCIPAL EFFECTS OF THE AMENDMENT

     There were approximately 2000 beneficial owners, including 196 shareholders of record, of the Company on the Record Date. The Reverse Stock Split is not expected to reduce the number of shareholders of record or the Company's beneficial shareholders. The Company has no plans for the cancellation or purchase of its shares from individuals holding a nominal number of shares of Common Stock after the Reverse Stock Split Effective Date or to deregister the Common Stock.

      The Common Stock is currently registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of the Common Stock under the Exchange Act. After the Effective Date, trades of the New Shares will continue to be reported on the Over-the-Counter Bulletin Board ("OTCBB") under the symbol "WAMA".

      The principal effects of the Amendment will be:

1. Based upon the 24,563,564 Old Shares outstanding as of October 29, 1998, the Reverse Stock Split will decrease the outstanding shares of Common Stock by approximately 90%, and thereafter approximately 2,456,356 New Shares will be outstanding. The Reverse Stock Split will not affect any shareholder's proportionate equity interest in the Company, subject to the provisions for the elimination of fractional shares as described herein.

2. The Company is authorized under its Restated Articles of Incorporation to issue up to 100,000,000 shares of Common Stock, $.05 par value, and 5,000,000 shares of Preferred Stock, $1.00 par value. The Amendment reduces the authorized Common Stock to 10,000,000 shares and the par value to $.01 per share. The authorized shares of Preferred Stock remain the same at 5,000,000. $1.00 par value of the Company's authorized and outstanding Preferred Stock will not be changed by the Amendment and the 329,540 outstanding shares of Preferred Stock will remain the same. After the Reverse Stock Split, the Common Stock issued and outstanding will continue to represent approximately 24.5% of the Company's authorized Common Stock and approximately 7,543,644 shares of Common Stock and 4,670,460 shares of Preferred Stock will be available for future issuance by the Board of Directors without further action by the shareholders.

3. On October 29, 1998, the closing bid price of the Common Stock on the OTC Bulletin Board was $_______ per share. By decreasing the number of shares of Common Stock outstanding, without altering the aggregate economic interest in the Company represented by such shares, the Board of Directors believes that the trading price will increase to a price more appropriate for a publicly-traded security, provided, however, the Company cannot provide any assurance that the Reverse Stock Split will result in an increase in the price of its Common Stock to ten (10) times the price before the Reverse Stock Split or at all.

4. As of October 29, 1998, there were outstanding options to purchase an aggregate of 512,500 shares of Common Stock under the Company's 1994 Stock Compensation Plan (the "Stock Compensation Plan") with per share exercise prices ranging from $.09 to $.25. A total of 1,000,000 shares of Common Stock are available for issuance under the Stock Compensation Plan. All of the outstanding options include provisions for a proportional downward adjustment in the number of shares covered thereby and a corresponding increase in the exercise price thereof, in the event of a reverse stock split. Each outstanding option after the Reverse Stock Split will evidence the right to purchase 10 % of the shares of Common Stock previously covered thereby, and the exercise price per share will be 10 times the previous exercise price. After the Reverse Stock Split there will be outstanding options to purchase an aggregate of 51,250 shares of Common Stock and 48,750 shares reserved for issuance under the Stock Compensation Plan.

5. A proportional downward adjustment in the number of shares issuable and a corresponding increase in the exercise or conversion price thereof will be made with respect to all the Company's outstanding warrants, options, and convertible securities, if applicable, in connection with the Reverse Stock Split.

6. Holders of shares of Common Stock are entitled to receive distributions of cash or other property, if any, that may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor, subject to the dividend priority of the holders of any outstanding Preferred Stock. The Company has never paid cash dividends on the Common Stock and has no plans to pay cash dividends in the foreseeable future. The current policy of the Board of Directors is to retain all available earnings for use in the operation of the Company's business. Any future dividends will depend upon the Company's earnings, capital requirements, financial condition and other relevant factors. Due to its negative shareholders' equity and other factors, the Company is precluded by law from paying cash dividends at this time.

REASONS FOR THE AMENDMENT

      The Board of Directors believes the Amendment is desirable for several reasons. The Reverse Stock Split may enhance the acceptability and marketability of the Common Stock by the financial community and investing public. The reduction in the number of shares of Common Stock outstanding caused by the Reverse Stock Split may result in a market price increase which may, in turn, lead to a broader market for the Common Stock than that which currently exists. Many brokerage firms and institutional investors do not effect transactions in stock such as the Company's Common Stock because of its relatively low trading price. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stock

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because the brokerage commission on a sale of lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue. Although there can be no assurance that the price of the Company's Common Stock after the Reverse Stock Split will actually increase in an amount proportionate to the decrease in the number of outstanding shares, the Reverse Stock Split is intended to result in a price level for the Common Stock that may broaden investor interest and provide greater liquidity. The Board also believes that the Reverse Stock Split may enhance the ability of the Company to attract capital.

      The Board of Directors is seeking shareholder approval at the Annual Meeting for the Reverse Stock Split. However, the Board reserves the right, in its sole discretion, to delay or waive entirely the implementation and effectiveness of the Reverse Stock Split if it determines that it would not then be in the best interests of the shareholders. If the Board has not effectuated the Reverse Stock Split by the next annual meeting of shareholders of the Company following the annual meeting described herein, the Board will again seek shareholder approval prior to effectuating the Reverse Stock Split.

      Notwithstanding the intended purposes of the Reverse Stock Split, no assurance can be given that any or all of the intended purposes will occur, including, without limitation, that the market price per New Share of Common Stock after the Reverse Stock Split will be ten (10) times the market price per Old Share of Common Stock before the Reverse Stock Split, or that such price will either exceed or remain in excess of the current market price. Further, no assurance can be given that the market price or liquidity of the Common Stock will be improved. Shareholders should be aware that the Board of Directors cannot predict what effect the Reverse Stock Split will have on the market price or liquidity of the Common Stock.

      Additionally, the Board of Directors believes that changing the par value of the Company's Common Stock is in the best interests of the Company and its shareholders to enable the Company to issue additional securities at issue prices which may be less than the current par value of $.05 per share of the Common Stock if deemed necessary and in the best interests of the shareholders by the Board of Directors.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of the material federal income tax consequences of the proposed Reverse Stock Split. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax-exempt entities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), all of which are subject to change, possibly with retroactive effect, and assumes that the New Shares of Common Stock will be held as a "capital asset" as defined in the Code. Holders of Old Shares of Common Stock are advised to consult their own tax advisers regarding the federal income tax consequences of the Reverse Stock Split in light of their personal circumstances and the consequences under state, local and foreign tax laws.

1.    The Reverse Stock Split will qualify as a recapitalization as described in
      Section 386(a)(1)(E) of the Code.

2. No gain or loss will be recognized by the Company or its shareholders in connection with the Reverse Stock Split.

3. The aggregate basis of the New Shares of Common Stock to be received in the Reverse Stock Split (including any fractional share deemed received) will be the same as the aggregate basis of the Old Shares of Common Stock surrendered in exchange therefor.

4. The holding period of the New Shares of Common Stock to be received in the Reverse Stock Split (including any fractional share deemed received) will include the holding period of the Old Shares of Common Stock surrendered in exchange therefor.

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      THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY.
ACCORDINGLY, EACH HOLDER OF COMMON STOCK OF THE COMPANY IS URGED TO CONSULT WITH THEIR OWN TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF THE LAWS OF ANY STATE, MUNICIPAL, FOREIGN OR OTHER TAXING JURISDICTION.


VOTE REQUIRED; VOTE OF PRINCIPAL SHAREHOLDER

      The Reverse Stock Split proposal requires the approval of a majority of the outstanding shares of Common Stock of the Company. Mr. Bombaywala currently owns approximately 53.7% of the Company's outstanding shares of Common Stock. The Company has been advised by Mr. Bombaywala that such shares will be voted in favor of the Reverse Stock Split proposal. Accordingly, it is likely that the required number of votes will be obtained to approve the Reverse Stock Split proposal.

BOARD RECOMMENDATION

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ADOPTION OF THE AMENDMENT TO EFFECT THE REVERSE STOCK SPLIT AND REDUCE THE PAR VALUE OF THE COMMON STOCK.



                     This space intentionally left blank.

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                                  PROPOSAL TWO
                              ELECTION OF DIRECTORS

      The Company's Bylaws provide that the Board of Directors shall consist of not less than three, nor more than fifteen, directors. The Board of Directors currently consists of six directors, Ghulam M. Bombaywala, Michael S. Chadwick, Nico B. Letschert, Sarosh J. Collector, Philip M. Mount and Darrin Straughan. Each of the current directors is a nominee for re-election to the Board of Directors. The names, ages, positions and offices of each director, nominee and executive officer of the Company and their business experience is set forth below. With the exception of Mr. Straughan, each of the Company's directors was elected as a director of the Company by the Company's shareholders at the Annual Meeting of Shareholders held on January 23, 1998. Mr. Straughan was elected as a director of the Company by the Board of Directors on April 2, 1998. All directors are to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified. All nominees were designated by the Board of Directors.

VOTE REQUIRED

      The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at the Meeting at which a quorum is present is required for approval.

EXECUTIVE OFFICERS AND DIRECTORS

                                                                                   Director/
                                                                        Employed   Officer
   NAME                   AGE               POSITION                      SINCE      SINCE
   ----                   ---               --------                      -----      -----
Ghulam Bombaywala(1)      43    Chairman of the Board, Chief Executive     1994       1994
                                Officer, President, Chief Operating
                                Officer, and Director
Michael S. Chadwick(2)    46    Director                                    N/A       1994
Nico B. Letschert(3)      43    Director                                    N/A       1994
Philip M. Mount           40    Director                                    N/A       1994
Sarosh J. Collector(2)(3) 50    Director                                    N/A       1995
Darrin Straughan          37    Director                                    N/A       1998

(1) The principal financial and accounting officer resigned in July 1997 and has not been replaced. Mr. Bombaywala is currently serving in these capacities.

(2)   Member of the Audit Committee of the Board of Directors.

(3)   Member of the Compensation Committee of the Board of Directors.

      GHULAM BOMBAYWALA was elected as a director of the Company on August 5, 1994. Effective September 21, 1994, Mr. Bombaywala was elected Chairman of the Board of Directors and Chief Executive Officer of the Company. Effective July 10, 1997, Mr. Bombaywala was also elected President and Chief Operating Officer of the Company. Since 1984, Mr. Bombaywala has served as sole director of Marco's. Mr. Bombaywala also served as President and Chairman of the Board of Directors of the publicly traded Two Pesos, Inc. from April 1990 to June 1993 when it was sold to Taco Cabana, Inc. Mr. Bombaywala is also a shareholder and President of James Original Coney Island, Inc., the corporation owning the James Coney Island restaurants which serve hot dogs and chili. Mr. Bombaywala serves on the Board of Directors of the Sam Houston Area Boy Scouts of America, the National Conference of Christians and Jews, and the United Way of the Texas Gulf Coast.

      MICHAEL S. CHADWICK has served as a director of the Company since August 1994. Mr. Chadwick serves on the Audit Committee of the Board of Directors. Mr. Chadwick is Senior Vice President and a Managing Director of the Corporate Finance Department of Sanders Morris Mundy Inc., a Houston-based financial services and investment banking firm. From 1988 to August 1994, Mr. Chadwick served as President and Co-Owner of Chadwick, Chambers & Associates, Inc., an investment and merchant banking firm specializing in corporate finance services. From 1984 to 1988, Mr. Chadwick served as Vice President, Corporate Finance at Lovett Mitchell Webb & Garrison, Inc., a Houston-based investment banking firm. Mr. Chadwick has been engaged in investment banking since 1978. Mr. Chadwick presently serves on the Board of Directors of Blue Dolphin Energy Company and Brazos Sportswear, Inc., both publicly traded corporations, and Moody-Price Inc., a privately held concern. Mr. Chadwick received an M.B.A. in finance from Southern Methodist University and a B.A. degree in economics from the University of Texas.

      NICO B. LETSCHERT was elected to the Board of Directors in September 1994 and serves as a member of the Compensation Committee of the Board of Directors. Mr. Letschert is the CEO of Noesis Capital Corp., a Florida-based investment banking and money management firm. From 1984 until July 1995, Mr. Letschert was President of Noble Investment Co. of Palm Beach. A native of The Netherlands, Mr. Letschert began his career on the Amsterdam Stock Exchange before relocating to the U.S. and becoming involved with venture capital and corporate finance. Mr. Letschert received his degree from the Dutch Institute for Banking and Finance and is a Certified Financial Planner. He also serves on the Board of Directors of the following publicly traded corporations: Futuremedia PLC and PSI Industries, Inc.

      PHILIP M. MOUNT has been a director of the Company since August 5, 1994 and is a partner with the law firm of Kelly, Sutter, Mount & Kendrick. Mr. Mount has engaged in the practice of law in Houston, Texas since 1983. Mr. Mount's principal areas of practice are corporate finance and securities. Mr. Mount received his B.B.A. with honors from the University of Texas at Austin in 1980 and a J.D. from the University of Houston College of Law in 1983. From August 1990 until its acquisition in 1993, Mr. Mount served as a director and a member of the Compensation and Executive Committees of Two Pesos, Inc., a publicly traded Houston, Texas based restaurant company. Mr. Mount is also a member of the Board of Directors of Star Resources Corporation, a corporation organized under the laws of British Columbia, which is a public company traded on the Vancouver and Toronto Stock Exchanges in Canada and the OTC Bulletin Board in the United States.

      SAROSH J. COLLECTOR has been a director of the Company since March 17, 1995 and currently serves as a member of the Audit and Compensation Committees of the Board of Directors. Mr. Collector is a certified public accountant and has served as President of the accounting firm of Collector, Dart & Moore P.C. since 1987. From 1986 to 1987, Mr. Collector was a manager with the accounting firm of Spicer & Oppenheim, and from 1981 to 1986 served as a partner with the accounting firm of Malow Cohen & Co. Mr. Collector's principal areas of practice are taxation, business consulting and business valuation. Mr. Collector also served as a director of Two Pesos, Inc., a publicly traded corporation, from April 1990 to August 1993.

      DARRIN STRAUGHAN has been a director of the Company since April 2, 1998. Mr. Straughan has served as Vice President of James Original Coney Island, Inc., the corporation which owns the James Coney Island restaurant chain, since 1993. From 1986 to 1993, Mr. Straughan was Director of Marketing for Kettle Restaurants. Mr. Straughan also provides operational consulting services to the Company pursuant to a Professional Services Agreement under which he has received options to purchase 100,000 shares of the Company's Common Stock, vesting over a period of three years, at an exercise price of $.14 per share. Such compensation is not in consideration for any service provided by Mr. Straughan as a director of the Company.

COMMITTEES AND FEES

      The Board of Directors of the Company has established an Audit Committee and a Compensation Committee. The purpose of the Audit Committee is to review and make recommendations to the Board of Directors with respect to the engagement of the Company's independent public accountants, reviewing with such accountants the plans for and the results and scope of the auditing engagement and certain other matters relating to the services provided to the Company, including the independence of such accountants. The Audit Committee held one meeting during the fiscal year ended June 28, 1998.

      The Compensation Committee reviews on behalf of, and makes recommendations to, the Board of Directors with respect to compensation of executive officers and key employees of the Company and administers the Company's Stock Compensation Plan. The Compensation Committee held two meetings during the fiscal year ended June 28, 1998.

      Each director who is not an employee of the Company is entitled to be paid $250 for each meeting of the Board of Directors attended (exclusive of telephonic meetings) and $250 for each meeting of a Committee of the Board of Directors attended (exclusive of committee meetings occurring on the same day as Board Meetings), and are reimbursed for expenses incurred in attending such meetings. Directors who are employees of the Company are not paid any additional compensation for attendance at Board of Directors or Committee meetings. During fiscal 1998, the Directors chose to forego any compensation for attending meetings. During fiscal 1998, the Board of Directors conducted nine (9) meetings and approved actions undertaken by management of the Company on various occasions by unanimous written consent.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission (the "Commission").

      Based solely on its review of the copies of such report forms received by it with respect to fiscal year 1998, or written representations from certain reporting persons, the Company believes that filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been timely complied with in accordance with Section 16(a) of the Exchange Act.


EXECUTIVE COMPENSATION

SUMMARY COMPENSATION INFORMATION. The following table sets forth certain information regarding all cash compensation paid or to be paid by the Company or any of its subsidiaries, as well as other compensation paid or accrued, during the Company's fiscal year ended June 28, 1998, to the Company's Chief Executive Officer and to those other executive officers who received salary and bonus compensation in excess of $100,000 during the fiscal year (the "named executive officers").


                          SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM COMPENSATION
                                              ANNUAL COMPENSATION                           AWARDS                 PAYOUTS
                                --------------------------------------------------  ------------------------   ---------------
                                                                                    RESTRICTED   SECURITIES
                                                                     OTHER ANNUAL      STOCK     UNDERLYING   LTIP    ALL OTHER
                                                                    COMPENSATION(2)   AWARD(S)  OPTIONS/SARS PAYOUTS COMPENSATION
NAME AND PRINCIPAL POSITION      YEAR     SALARY($)      BONUS($)        ($)            ($)         (#)       ($)        ($)
------------------------------- ----------------------------------------------------------------------------------------------------
Ghulam Bombaywala, Chairman of    1998      $120,000(1) $    -0-      $  -0-        $  -0-          -0-     $ -0-      $ -0-
  the Board and Chief Executive   1997      $ 60,000(1) $ 60,000(1)      -0-           -0-          -0-       -0-        -0-
  Officer                         1996           -0-         -0-         -0-           -0-          -0-       -0-        -0-

(1) Includes salary or bonus amounts earned but deferred at the officer's election.

(2) Excludes certain incidental perquisites, the total of which did not exceed the lesser of $50,000 or 10% of cash compensation for any named individual.


OPTION GRANTS AND EXERCISES DURING FISCAL YEAR 1998

      There were no options to acquire shares of Common Stock granted to the Chief Executive Officer, nor were any options exercised by the Chief Executive Officer during fiscal year 1998. The Company does not have any outstanding Stock Appreciation Rights ("SARs").


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee of the Company is currently comprised of two persons selected by the Board of Directors. Throughout fiscal 1998, Nico B. Letschert and Sarosh J. Collector served on the Compensation Committee. Nico B. Letschert was the President of Noble Investment Co. of Palm Beach

("Noble") and is the Chief Executive Officer of Noesis Capital Corp. ("Noesis"). Sarosh J. Collector is a certified public accountant and President of the Houston based accounting firm of Collector, Dart & Moore, P.C.

      Darrin Straughan, a director of the Company, is the Vice President of James Original Coney Island, Inc., a privately-held corporation which owns the James Coney Island restaurants. Mr. Bombaywala, Chief Executive Officer and a director of the Company, is a shareholder and director of James Original Coney Island, Inc. and also serves as its President. (See "Certain Relationships and Related Transactions").

EMPLOYMENT CONTRACTS

      Effective July 1, 1994, the Company entered into an employment agreement (the "Bombaywala Agreement") with Ghulam Bombaywala, Chairman of the Board, Chief Executive Officer and a director of the Company. Under the terms of the Bombaywala Agreement, Mr. Bombaywala is entitled to receive an annual salary of $60,000 plus annual cost of living increases. In addition, Mr. Bombaywala is entitled to receive a bonus in an amount based on such factors as the Board of Directors of the Company may elect to consider.

      The Bombaywala Agreement expired April 30, 1997, however, during the second quarter of fiscal 1998, the Board of Directors approved a one year extension of the Bombaywala Agreement, increased Mr. Bombaywala's base salary to $120,000 and awarded Mr. Bombaywala a bonus of $60,000 for fiscal 1997. During the fourth quarter of fiscal 1998, the Board of Directors approved a second extension of the Bombaywala Agreement to April 30, 1999 with the same base salary of $120,000. No bonus was awarded to Mr. Bombaywala for fiscal 1998.

      Although the Company has accrued all amounts owed to Mr. Bombaywala for fiscal 1998 and prior years, Mr. Bombaywala has elected to defer any salary or bonus due and owing to him under his employment agreement for fiscal 1998 and all prior years for an indefinite period of time. The Bombaywala Agreement also provides for health, medical and life insurance benefits and allows participation in the Company's employee benefit plans. The Bombaywala Agreement contains provisions for employment on a full time basis, as well as payments upon termination and payment of bonuses. The non-competition provisions of the Bombaywala Agreement provide that upon termination, Mr. Bombaywala will not engage or participate in a barbecue or Mexican restaurant business within a radius of ten miles of any existing or proposed barbecue or Mexican restaurant owned, licensed, managed or operated by the Company for a period of twelve months beginning on the date of termination of the Bombaywala Agreement.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee currently consisting of Messrs. Collector and Letschert, determines the compensation of the Company's sole executive officer, Mr. Bombaywala.

      Mr. Bombaywala decided to waive any salary or bonus in fiscal 1995 and fiscal 1996 due to the fact that the Company has been and is in the process of a "turnaround." For fiscal 1997, Mr. Bombaywala deferred a salary of $60,000 per year and a bonus of $60,000 for an indefinite period of time. For fiscal 1998, Mr. Bombaywala deferred a salary of $120,000 for an indefinite period of time. The Compensation

Committee agreed with Mr. Bombaywala's decision to forego any salary or bonus during fiscal 1995, 1996, 1997 and 1998. The compensation which would have been payable to Mr. Bombaywala through fiscal 1998 was determined by the original Bombaywala Agreement, which was negotiated between the Company and Mr. Bombaywala when Marco's Mexican Restaurants, Inc. ("Marco's") was acquired in fiscal 1994. As discussed above, the Board of Directors elected to amend the Bombaywala Agreement in fiscal 1998.

      Mr. Bombaywala owns 13,458,889 shares of the Company's Common Stock or approximately 53.7% of the outstanding shares. Included in this calculation is the following: Mr. Bombaywala received warrants with the right to purchase 222,222 shares of the Company's common stock at a price of $1.00 per share, which were subsequently repriced to $.25 per share, issued in connection with the 12% Subordinated Notes in December 1994. When Mr. Bombaywala converted his 12% Subordinated Note to the 11% Convertible Subordinated Note he received warrants with the right to purchase 50,000 shares of the Company's Common Stock at $1.50 per share. As an incentive to Mr. Bombaywala for converting his note, his 222,222 warrants were not canceled. On March 27, 1998 pursuant to the Conversion and Offset Agreement, Mr. Bombaywala received 7,500,000 shares of Common Stock. (See "Certain Relationships and Related Transactions").

      In April 1998, the Compensation Committee considered the terms of compensation to Mr. Bombaywala for the extension of personal guarantees and other consideration made or provided by Mr. Bombaywala on behalf of the Company. The Committee received and evaluated information received from Mr. Bombaywala and the Company and determined that Mr. Bombaywala had personally guaranteed at least $10.5 million in debt and lease obligations of the Company. Mr. Bombaywala also committed to guarantee up to $5,000,000 of additional Company obligations if requested or necessary. The Compensation Committee reported on and referred the matter to the full Board of Directors for consideration. On May 1, 1998 the Board of Directors approved the issuance to Mr. Bombaywala of warrants to purchase 10,000,000 pre-reverse stock split shares of the Company's Common Stock at the pre-reverse stock split exercise price of $.14 per share. The Board decided to seek approval of the issuance of the warrants from the Company's independent shareholders (all shareholders excluding Mr. Bombaywala) and received a fairness opinion for the transaction from a third party. However, at this time the Board has decided to defer the issuance of the warrants to Mr. Bombaywala for an indefinite period of time. If in the future the Board decides that it is in the best interests of the Company to issue the warrants to Mr. Bombaywala, the Board will seek shareholder approval at the next annual meeting or at a special meeting.

      The Compensation Committee believes that Mr. Bombaywala is very motivated due to his stock ownership and warrant rights and financial commitment to the Company to represent the interests of all stockholders and maximize the performance of the Company. The Compensation Committee believes the salary payable to Mr. Bombaywala pursuant to his employment agreement to be less than the amount a CEO of a public company of comparable size would receive. The Compensation Committee agrees with Mr. Bombaywala's decision, as stated above, to defer all cash compensation payable to him as salary and bonuses since 1995 until the Company's operating performance improves.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

      The graph set forth below compares the cumulative total shareholder return on the Company's Common Stock commencing on June 30, 1993 and ending on June 28, 1998 against the cumulative total return of the NASDAQ Stock Market and a peer group consisting of certain NASDAQ Stocks whose business activities fall within the same standard industrial classification code as the Company. The graph assumes a $100 investment in the Company's Common Stock and that all dividends paid by companies in each index were reinvested.

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                           TOTAL SHAREHOLDER RETURNS
                             (DIVIDENDS REINVESTED)

                                             ANNUAL RETURN PERCENTAGE
                                                  YEARS ENDING

COMPANY NAME/INDEX           JUN 94   JUN 95    JUN 96    JUN 97    JUN 98
--------------------------------------------------------------------------------
WATERMARC FOOD MGMT CO       -44.94   -60.21    -64.10    -67.89    -32.38
NASDAQ                         0.96    33.48     28.38     21.59     32.01
PEER GROUP                     5.73    21.53     20.36      1.16     25.97


                                               INDEXED RETURNS
                         BASE                     YEARS ENDING
                        PERIOD
COMPANY NAME/INDEX      JUN 93     JUN 94   JUN 95    JUN 96   JUN 97   JUN 98
--------------------------------------------------------------------------------
WATERMARC FOOD MGMT CO    100       55.06    21.91     7.87     2.53     1.71
NASDAQ                    100      100.96   134.76   173.01   210.36   277.69
PEER GROUP                100      105.73   128.49   154.64   156.44   197.07


PEER GROUP = SIC 5800-5899

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In the fourth quarter of fiscal 1997 the Company sold Pete's Hospitality Co., Inc., ("Pete's") a wholly-owned subsidiary, pursuant to a Stock Purchase Agreement, to Angelo Pitillo, former President, Chief Operating Officer and director of the Company. Mr. Pitillo acquired all of the issued and outstanding shares of Pete's in exchange for a promissory note of Pete's payable to the Company in the principal amount of $300,000 (the "Pete's Note"). The Pete's Note accrues interest at the rate of 10% per annum over approximately five years. The Pete's Note is secured by the assets of Pete's. The Company recorded a loss of approximately $750,000 on the transaction. On December 18, 1997, Pete's Hospitality Co., Inc. filed for bankruptcy. The Company wrote off the note receivable balance of $294,904 in fiscal 1998. The Company is a secured creditor of the bankrupt estate, however, there is no assurance that there will be sufficient assets in the estate to fully satisfy the claims of all creditors, including those of the Company, in whole or in part.

      Ghulam M. Bombaywala has an ownership interest in and participates in the management of other businesses, including James Original Coney Island, Inc., the Houston-based corporation which owns the James Coney Island restaurant chain.

      On April 2, 1998 the Company entered into a Professional Services Agreement with Darrin Straughan to provide operational consulting services to the Company and its subsidiaries. As compensation for his services, Mr. Straughan was issued stock options to purchase 100,000 shares of the Company's Common Stock at an exercise price of $.14 per share. The stock options vest prorata over a period of three years. Mr. Straughan is a director of the Company and the Vice President of James Original Coney Island, Inc., the corporation which owns the James Coney Island restaurant chain.

      Mr. Bombaywala has an employment contract with the Company providing for annual compensation of $120,000. (See "Executive Officers and Directors -- Employment Contracts.")

      On May 1, 1998 the Board of Directors of the Company adopted a resolution approving the issuance to Mr. Bombaywala of warrants to purchase 10,000,000 pre-reverse stock split shares of the Company's Common Stock at the pre-reverse stock split exercise price of $.14 per share, which was the market price of the stock on April 2, 1998 when the Board of Directors first considered a proposal to compensate Mr. Bombaywala for (i) the bank loans, notes, accounts payable, taxes, contracts and leases that he had personally guaranteed on behalf of the Company and (ii) certain loans made by Mr. Bombaywala or his affiliates directly to the Company in order for the Company to continue to do business.

      In approving the issuance of the warrants to Mr. Bombaywala, the Board considered, among other things, (i) its prior commitment to Mr. Bombaywala to compensate him for his personal guarantees of Company obligations and his loans and advances to the Company (collectively the "Guarantees"), (ii) the importance of the Guarantees to the Company's financial survival and the aggregate amount of such Guarantees, particularly in the past year, (iii) the personal risk of the Guarantees to Mr. Bombaywala and the pledge of his personal assets to partially collateralize certain of the Guarantees, (iv) the fact that the market price of the Company's Common Stock was equal to the exercise price of the warrants at the time of the request by Mr. Bombaywala, (v) the short- and long-term value to the Company of the commitment of Mr. Bombaywala to guarantee up to $5 million of future obligations of the Company if requested by the Company for additional financing or the renewal of existing leasehold or debt obligations of the Company, (vi) the waiver and/or accrual and nonpayment of all prior compensation payable to Mr. Bombaywala as an executive officer of the Company, (vii) the lock-up agreement with respect to the shares underlying the warrants, and (viii) the fact that the Company will pursue a fairness opinion with respect to the warrants and approval of the independent shareholders of the Company with respect to the issuance of the warrants.

and if either one cannot be obtained, the fact that the Board will reconsider the issuance of the warrants, or the terms thereof, in whole or in part.

      The warrants will have a four year term and the underlying shares will be subject to a two year lock-up agreement which will expire if a total of $5 million in debt or equity financing is raised by the Company within the two year period.

      However, at this time the Board has decided to defer the issuance of the warrants to Mr. Bombaywala for an indefinite period of time. If in the future the Board decides that it is in the best interests of the Company to issue the warrants to Mr. Bombaywala, the Board will seek shareholder approval at the next annual meeting or at a special meeting.

      On May 13, 1998 the Company entered into a Consulting Agreement with GTI Partners, L.L.C. ("GTI") to seek sources of financing for the Company. In consideration for the performance of these services, the Company agreed to issue to GTI warrants to purchase up to 9,500,000 shares of pre-reverse stock split shares of the Company's Common Stock at a pre-reverse stock split exercise price of $.09 per share, which was the average market price of the Common Stock during the period of negotiations with GTI. The Board of Directors, in making its decision to approve the Consulting Agreement, considered the following factors, among others, (i) the Company's immediate and substantial need for working capital, (ii) the lack of other financing alternatives available to the Company,
(iii) the fact that approximately 90% of the consideration payable to GTI is based on the closing of a $2,500,000 financing, (iv) the fact that the terms of the financing may be accepted or rejected by the Company in its discretion, (v) the nonexclusive arrangement with GTI, (vi) the fact that the exercise price of the GTI warrants was non-dilutive to the market price when initial negotiations were undertaken, (vii) representations of GTI that the financing is not expected to be materially dilutive to the market price of the Company's stock at the time the financing is consummated, (viii) the fact that the shares issued to GTI are subject to a two (2) year Lock-Up Agreement subject to early termination if the Company receives $5,000,000 in GTI arranged financings within such two (2) year period, and (ix) the financing track record of GTI and its affiliates.

      Warrants to purchase 1,000,000 pre-reverse stock split shares of the Company's Common stock were issued upon the execution of the GTI Consulting Agreement. The remaining warrants for 8,500,000 pre-reverse stock split shares will be issued to GTI upon the completion of at least $2,500,000 of initial financing. The shares underlying the warrants are subject to a lock-up agreement prohibiting resale thereof for a period of two years from the date of the issuance of the respective warrants subject to the Company's consent to any proposed public or private resales, or the expiration of the lock-up agreement upon GTI arranging a total of $5,000,000 of financing on terms acceptable to the Company. The warrant shares are subject to a voting agreement and proxy in favor of Mr. Bombaywala, the Company's Chief Executive Officer, which shall expire as to 250,000 post-reverse stock split shares every ninety days from the date of exercise of the warrants. The warrants may be exercised in whole, but not in part, and are not transferable except to entities affiliated with GTI or with the Company's consent.

      On May 15, 1997, Mr. Bombaywala and the Company entered into a Conversion and Offset Agreement whereby the $3,750,000 of debt evidenced by certain promissory notes issued to Mr. Bombaywala by the Company in connection with the acquisition of The Original Pasta Co. ("Pasta Co.") from Mr. Bombaywala in 1996 were converted to 7,500,000 Common Stock Rights (the "Rights"). Each of the Rights automatically converted to one share of the Company's Common Stock at a later date, without further action or consideration by Mr. Bombaywala when the Company amended its Articles of Incorporation to increase its authorized shares. In exchange for the Rights, Mr. Bombaywala forgave the Notes. A value of $.50 per share was determined by the Board of Directors in connection with the conversion. The Company's shareholders approved the increase in the Company's authorized shares on January 23, 1998, and the shares were issued to Mr. Bombaywala.

      The Company also agreed with Mr. Bombaywala to offset $819,202 represented by certain Pasta Co. promissory notes payable to Mr. Bombaywala in connection with the acquisition of Pasta Co. against a note receivable from Mr. Bombaywala payable to Marco's.

      During fiscal 1998 the Company utilized the law firm of Kelly, Sutter, Mount & Kendrick, P.C. ("KSMK") to perform certain legal services for the Company. Philip M. Mount, a director of the Company, is a principal of KSMK. The amount of fees paid to KSMK during fiscal 1998 did not exceed five percent of the law firm's gross revenues during the fiscal year.

      In December 1994, in connection with the offering of the Company's $3 million 12% Subordinated Notes, Sanders Morris Mundy, Inc. ("SMM") received approximately $250,000 as a placement fee. Also in connection with the offering, the Company entered into an eighteen month advisory agreement with SMM calling for payments of $10,000 per month and issued warrants to purchase 150,000 shares of common stock at an exercise price of $2.50 per share which currently expire on August 31, 2002. Michael S. Chadwick, a director of the Company, is Senior Vice President and a Managing Director of Corporate Finance of SMM. Mr. Chadwick was assigned 45,000 of the warrants by SMM. In July 1998, the payment terms of the 12% Subordinated Notes were extended and the exercise price of the warrants was reduced to $.09 per share. In consideration for the extension of the note term, an additional 1,150,000 warrants exercisable at $.25 per share and expiring August 31, 2003 unless the note is paid at its maturity date, were issued to the noteholders. In December 1997, the advisory agreement was extended to July 1998, after which it expired. However, the amount owing under the advisory agreement ($75,000) is due December 31, 1999 pursuant to a non-interest bearing note.


                                 PROPOSAL THREE
                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
                                 FOR FISCAL 1999

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

      On August 20, 1997, PricewaterhouseCoopers LLP (formerly Coopers & Lybrand L.L.P.) resigned as the Company's principal independent accountant (hereafter referred to as "former principal accountant"). The former principal accountant's report dated September 27, 1996 on the Company's financial statements for the fiscal years ended June 30, 1996 and July 2, 1995 was unqualified.

      On August 26, 1997, the Company engaged Mann Frankfort Stein & Lipp, P.C. as its new principal accountant to audit the Company's financial statements for the fiscal year ended June 29, 1997. The decision to change accountants for fiscal 1997 was approved by the Audit Committee of the

Company's Board of Directors. On January 23, 1998 the Shareholders of the Company ratified the appointment of Mann Frankfort Stein & Lipp, P.C. as independent public accountants for fiscal 1998.

      During the Company's fiscal years ended June 30, 1996 and June 29, 1997 and the subsequent interim period through August 20, 1997 preceding the former principal accountant's August 20, 1997 resignation, there were no disagreements or reportable events with the former principal accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

RATIFICATION OF ACCOUNTANTS

      Although shareholder ratification and approval of the selection of Mann Frankfort Stein & Lipp, P.C. as independent public accountants to audit the Company's consolidated financial statements for fiscal 1999 is not required by law or otherwise, in keeping with the Company's policy that its shareholders should be entitled to a voice in this regard and as a matter of good corporate practice, the Board of Directors is seeking ratification of this appointment. If the appointment is not ratified, the Board of Directors must then determine whether to appoint other auditors prior to the end of the current fiscal year, and in such case, the opinions of shareholders will be taken into consideration.

      Mann Frankfort Stein & Lipp, P.C. expects to have representatives present at the Meeting who will have the opportunity to make a statement, if they desire to do so, and who will be available to respond to appropriate questions.


                            SHAREHOLDER PROPOSALS

      Shareholders are entitled to submit proposals on matters appropriate for shareholder action consistent with the requirements of the Securities and Exchange Commission. Should a shareholder intend to present a proposal at the Company's Annual Meeting following the fiscal year ending June 27, 1999, the proposal must be in writing and received by the Company's Corporate Secretary at 11111 Wilcrest Green, Suite 350, Houston, Texas 77042, on or before July 25, 1999, to be eligible for inclusion in the Company's fiscal 1999 Proxy materials. Among such requirements, the shareholder submitting the proposal must be the record or beneficial owner of either 1% or $1,000 in market value of the Company's Common Stock for one year.


                                OTHER MATTERS

      The Board of Directors is not aware of any other matters to be brought before the Meeting. If, however, any other matters are properly brought before the Meeting, the persons named in the enclosed Proxy will have discretionary authority to vote all Proxies in accordance with their best judgment.

                          ANNUAL REPORT ON FORM 10-K

      A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE COMMISSION FOR THE FISCAL YEAR ENDED JUNE 28, 1998, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AND A LIST OF EXHIBITS FILED THEREWITH, IS BEING PROVIDED TO THE COMPANY'S SHAREHOLDERS TOGETHER WITH THIS PROXY STATEMENT. EXHIBITS TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE FURNISHED ONLY IF SPECIFICALLY REQUESTED IN WRITING AND UPON PAYMENT TO THE COMPANY OF REASONABLE COPYING AND HANDLING CHARGES. REQUESTS SHOULD BE DIRECTED TO CAROLYN RICHARDS, THE COMPANY'S CORPORATE SECRETARY, 11111 WILCREST GREEN, SUITE 350, HOUSTON, TEXAS 77042.


                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    GHULAM M. BOMBAYWALA
                                    CHAIRMAN OF THE BOARD AND CHIEF  EXECUTIVE
                                    OFFICER

Houston, Texas
October 29, 1998

                                                                      APPENDIX A

                              ARTICLES OF AMENDMENT
                                     TO THE
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                          WATERMARC FOOD MANAGEMENT CO.


      Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, Watermarc Food Management Co., the undersigned corporation (the "Corporation") adopts the following Articles of Amendment to its Restated Articles of Incorporation:

                                 ARTICLE ONE
                                  AMENDMENT

      The following amendment to the Restated Articles of Incorporation of the Corporation was adopted by the Shareholders of the Corporation on December 18, 1998, in order to effect a reverse stock split on a one for ten basis of the outstanding Common Stock of the Corporation and to reduce the par value of the Common Stock from $.05 to $.01 per share.

      Article Four, Section 1 of the Restated Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                                 ARTICLE FOUR
                 CAPITALIZATION, PREEMPTIVE RIGHTS AND VOTING

      Section 1. AUTHORIZED SHARES. The Corporation shall have authority to issue two classes of shares to be designated respectively "Common Stock" and "Preferred Stock". The total number of shares which the Corporation is authorized to issue is FIFTEEN MILLION (15,000,000) shares of which TEN MILLION (10,000,000) shall be Common Stock and FIVE MILLION (5,000,000) shall be Preferred Stock. Each share of Common Stock shall have a par value of ONE CENT ($.01), and each share of Preferred Stock shall have a par value of ONE DOLLAR ($1.00).

      Effective as of the close of business on the day of the filing of the Articles of Amendment which contain this provision with the Secretary of State of the State of Texas, each share of Common Stock, $.05 par value per share ("Old Common Stock") issued at such time shall be and hereby is automatically reclassified and changed into one-tenth of one share of Common Stock, $0.01 par value per share, without any action by the holder and no fractional shares shall be issued pursuant to such reclassification and change. Effective as of the close of business on the day of the filing of the Articles of Amendment which contains this provision with the Secretary of State of the State of Texas each certificate outstanding and previously representing shares of Old Common Stock shall, until surrendered and exchanged, be deemed for all corporate purposes to constitute and represent the number of whole shares of Common Stock of the Corporation into which the outstanding shares of Old Common Stock previously represented by the certificates was converted by virtue of the reverse stock split.

                                 ARTICLE TWO
                              OUTSTANDING SHARES

      The number of shares of the Corporation outstanding at the time of such adoption was _____________ shares of Common Stock, $.05 par value per share; and the number of shares of Common Stock entitled to vote thereon was _____________.

                                ARTICLE THREE
                                     VOTE

      The number of shares voted for and against such amendment was as follows:

                                    FOR         AGAINST

      Authorized Shares         __________    ___________

      EXECUTED this _____ day of December, 1998.


                                              WATERMARC FOOD MANAGEMENT CO.

                                              By:_______________________________
                                              Ghulam M. Bombaywala, Chief
                                              Executive Officer

                         WATERMARC FOOD MANAGEMENT CO.
            PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING
                  OF SHAREHOLDERS TO BE HELD DECEMBER 18, 1998

   The undersigned shareholder of Watermarc Food Management Co. (the "Company") hereby appoints Ghulam M. Bombaywala as attorney and proxy of the undersigned, with full power of substitution, to vote, as designated below, the number of shares that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at the Billy Blues Bar & Grill located at 6025 Richmond Avenue, Houston, Texas 77057 at 3:00 p.m., local time, on December 18, 1998, on the matters specified below or on such other business as may properly come before the meeting or any adjournment or postponement thereof.

1. Proposal to amend the Restated Articles of Incorporation of the Company to effect a reverse stock split on a one for ten basis of the Company's Outstanding Common Stock and to reduce the par value of the Common Stock from $.05 to $.01 per share.

      [ ]  FOR                  [ ]  AGAINST                  [ ]  ABSTAIN

2. FOR the election as a director of all nominees listed below (except as marked to the contrary below).

      [ ]  FOR                  [ ]  AGAINST                  [ ]  ABSTAIN

      [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below.

   NOMINEES: Ghulam M. Bombaywala, Michael S. Chadwick, Sarosh J. Collector, Nico B. Letschert, Philip M. Mount and Darrin Straughan.

   INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR INDIVIDUAL NOMINEES, WRITE
                THEIR NAMES IN THE SPACE PROVIDED BELOW.

3. Proposal to ratify the appointment of Mann Frankfort Stein & Lipp, P.C. as the Independent Public Accountants of the Company for fiscal 1999.

      [ ]  FOR                  [ ]  AGAINST                  [ ]  ABSTAIN

4. In their discretion, upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

            THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the proposal to amend the Company's Restated Articles of Incorporation to effect a reverse stock split on a one for ten basis of the Company's Outstanding Common Stock and to reduce the par value of the Common Stock from $.05 to $.01, FOR all nominees as directors, FOR the proposal to ratify the appointment of Mann Frankfort Stein & Lipp, P.C. as the independent public accountants of the Company for fiscal 1999 and in accordance with the discretion of the person designated above with respect to any other business properly before the meeting.

    Please sign exactly as your name appears on this Proxy Card. When signing as attorney, executor, administrator, trustee, guardian or corporate or partnership official, please give full title as such and the full name of the entity on behalf of whom you are signing. If a partnership, please sign in partnership name by authorized person.

                                                  Dated: _______________, 199_

                                                  ______________________________
                                                  Signature of Shareholder

                                                  ______________________________
                                                  Signature if held jointly

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE